Exhibit 99(i)

Press Release
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.

REPORTS ON OPERATIONS

FOR THE FISCAL YEAR AND THREE MONTHS ENDED JULY 31, 2026

J. W. Mays, Inc. today reported its financial results for the twelve and three months ended July 31, 2026.

Revenues from Operations for the three-months ended July 31, 2026 were $5,316,859 compared to revenues of $5,654,985 in the comparable 2025 three-months period, while revenues from Operations for the twelve-months ended July 31, 2026 were $21,094,506 compared to revenues from Operations of $22,469,710 in the comparable 2025 twelve-months period.

Net loss for the three-months ended July 31, 2026 was $(339,686), or $(.17) per share, compared to net loss of $(92,000), or $(.05) per share, in the comparable 2025 three-months period.

Net loss for the twelve-months ended July 31, 2026 was $(1,399,536), or $(.69) per share, compared to net loss of $(136,240), or $(.07) per share, in the comparable 2025 twelve-months period.

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Dated:	October 21, 2026